Exhibit 10.19

GUARANTY OF PAYMENT AND PERFORMANCE

THIS GUARANTY OF PAYMENT AND PERFORMANCE (this “Guaranty”) made as of August 17, 2012, by ADCARE HEALTH SYSTEMS, INC., an Ohio corporation (the “Guarantor”) in favor of CONTEMPORARY HEALTHCARE FUND I, L.P., a Delaware limited partnership (the “Lender”).

R E C I T A L S:

Pursuant to a Loan Agreement dated the date hereof (as the same may hereafter be amended, the “Loan Agreement”) between CSCC PROPERTY HOLDINGS, LLC, a Georgia limited liability company, and CSCC NURSING, LLC, a Georgia limited liability company (collectively, the “Borrowers”) and Lender, Lender agreed to make a loan to the Borrowers in the principal amount of up to Six Hundred Thousand and No/100 Dollars ($600,000.00) (the “Loan”). As one of the conditions for the Loan, Lender required that the Guarantor guarantee the Loan Obligations (as hereinafter defined), now existing or hereafter incurred, owing to the Lender pursuant to the Loan Documents (as defined in the Loan Agreement). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.  Guarantor is the parent entity of the Borrowers and will receive direct and indirect benefits from the Loan, which benefits, among others, provide adequate consideration for them to enter into this Guaranty.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, and in order to induce the Lender to continue to make the Loan, and as security for the Loan Obligations, Guarantor agrees and covenants with Lender and represents and warrants to Lender as follows:

1.                                      Guarantee of Loan Obligations.  The Guarantor hereby unconditionally, jointly and severally with Borrowers and any other, guarantor of the Loan guarantees to the Lender the following (collectively, the “Loan Obligations”) (a) the due, regular, and punctual payment of the principal (including capitalized interest that is added to principal), interest, fees, premiums, expenses, and other charges pursuant to the Note executed by the Borrowers evidencing the Loan, as the same may hereafter be extended, renewed, modified, or amended (the “Note”), (b) the payment of all fees, premiums, expenses, charges, and other amounts from time to time owing to Lender pursuant to the Loan Agreement and other Loan Documents, and (c) the performance of all covenants, agreements, and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents, including, but not limited to, the indemnity obligations under the Loan Documents; (d) upon the failure of the Borrowers timely to pay or perform any of the foregoing Loan Obligations as provided in the Loan Documents, the payment of all reasonable costs and expenses incurred by Lender in paying or performing such Loan Obligations (but Lender shall not be required to pay or perform such Loan Obligations); and (e) all reasonable costs, attorneys’ fees, and expenses that may be incurred by the Lender by reason of an Event of Default as provided in the Loan Documents, including reasonable fees and expenses in any appellate or bankruptcy proceedings.

Upon any Event of Default pursuant to any of the Loan Documents, the Guarantor unconditionally promises to pay to the Lender such amounts as are necessary to cure the Event of Default, or at the option of the Lender in the event Lender has elected to accelerate the Loan Obligations as a result thereof, the Guarantor agrees to pay the outstanding Loan Obligations in full.

This Guaranty is unconditional except as expressly set forth herein, and the Guarantor agrees that the Lender, upon the occurrence of an Event of Default pursuant to any of the Loan Documents, shall not be required to assert any claim or cause of action against the Borrowers before asserting any claim or cause of action against the Guarantor under this Guaranty.  The Guarantor further agrees that the Lender shall not be required to pursue or foreclose on any Collateral that it may receive from the Borrowers, any guarantor, or others as security for any of the Loan Obligations before making a claim or asserting a cause of action against the Guarantor under this Guaranty.

The failure of the Lender to perfect its security interest in any of the Collateral as set forth in any of the Loan Documents or any other collateral now or hereafter securing all or any part of the Loan Obligations shall not release the Guarantor from its liabilities and obligations hereunder.

Notice of acceptance of this Guaranty and of any Default or Event of Default is hereby waived by the Guarantor, except to the extent notice is otherwise expressly required by the Loan Documents.  Presentment, protest, demand, and notice of protest and demand, and notice of receipt of any and all Collateral, and of the exercise of possessory remedies or foreclosure on any and all Collateral received by the Lender from the Borrowers or the Guarantor are hereby waived.  To the extent any Collateral from time to time consists of accounts owing to Borrowers, all settlements, compromises, compositions, accounts stated, and agreed balances in good faith between any primary or secondary obligors on any such accounts shall be binding upon the Guarantor.  With respect to the amounts now or hereafter due under this Guaranty, the Guarantor waives, to the extent permitted by law, all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the laws or Constitution of the United States or any state thereof.

This Guaranty shall not be affected, modified, or impaired by the voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment of, or other similar proceedings affecting the Borrowers or any guarantor, or any of the assets belonging to any of them, nor shall this Guaranty be affected, modified, or impaired by the invalidity of the Note or any of the other Loan Documents.

Without notice to the Guarantor, without the consent of the Guarantor, and without affecting or limiting the Guarantor’s liability hereunder, the Lender may:

(a)                                 grant the Borrowers extensions of time for payment of the Loan Obligations or any part hereof;

(b)                                 renew any of the Loan Obligations;

(c)                                  grant the Borrowers extensions of time for performance of agreements or other indulgences;

(d)                                 at any time release any or all of the Collateral, or any mortgage, deed of trust, or security interest in any Collateral, that now or hereafter secures any of the Loan Obligations;

(e)                                  compromise, settle, release, or terminate any or all of the obligations, covenants, or agreements of the Borrowers under the Note or other Loan Documents;

(f)                                   at any time release any one or more other guarantors from their guarantees of any of the Loan Obligations; and

(g)                                  modify or amend any obligation, covenant, or agreement of the Borrowers as set forth in the Note or any of the other Loan Documents (and such amendments shall nevertheless be binding upon the Guarantor); provided no increase in the principal amount of the Loan will be binding upon the Guarantor unless it has consented to such increase unless such increase is made pursuant to Section 2.1(b) of the Loan Agreement.

This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any whole or partial payment or performance of any Loan Obligations is or is sought to be rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Borrowers, the Guarantor or any guarantor upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, the Borrowers, the Guarantor or any guarantor of or for any substantial part of its property, or otherwise, all as though such payments and performance had not been made and as though this Guaranty had not expired or been terminated.  This Guaranty shall not be affected in any way by the transfer or other disposition of any of the Collateral described in and granted to Lender pursuant to the Loan Documents.

2.                                      Representations and Warranties of the Guarantor.  To induce the Lender to make the Loan to Borrowers, Guarantor represents and warrants to the Lender as follows:

(a)                                 Power to Incur Obligations.  Guarantor has full power and unrestricted right to enter into this Guaranty and to incur the obligations provided for herein, all of which have been duly authorized by all necessary corporate action of Guarantor.

(b)                                 Existence, Power and Qualification.  Guarantor is a limited liability company duly organized, in good standing and validly existing under the laws of the state of its formation as set forth in the introductory paragraph of this Agreement, has the power to own its properties and to carry on its business as is now being conducted and to execute and deliver this Guaranty, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

(c)                                  Conflicts.  This Guaranty does not violate, conflict with, or constitute any default under the operating agreement of Guarantor or any decree, or judgment by which Guarantor is bound or affected, and to the best of Guarantor’s knowledge, does not constitute a material violation of any agreement or instrument binding upon Guarantor.

(d)                                 Pending Matters.  No action or investigation is pending or, to the best of Guarantor’s knowledge, threatened before or by any state or federal court or administrative agency which would reasonably be expected to result in any material adverse change in the financial condition, operations, or prospects of Guarantor.  Guarantor is not in violation of any agreement, the violation of which would reasonably be expected to have a materially adverse effect on Guarantor’s business or assets, and Guarantor is not in violation of any order, judgment, or decree of any state or federal court or administrative agency by which Guarantor is bound or affected.

(e)                                  Financial Statements Accurate.  All financial statements heretofore or hereafter provided by the Guarantor are or will, at the time of the delivery thereof be, true and complete in all material respects as of their respective dates and fairly present the financial condition of Guarantor, and there are no known liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not or will not, at the time of the delivery thereof, be reflected therein or in the notes thereto or in a written certificate delivered with such statements.  There has been no material adverse change in the financial condition, operations, or prospects of Guarantor since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

(f)                                   No Defaults or Restrictions.  Guarantor is not in default under any agreement or instrument that causes or would have a material adverse effect on the business, properties, and financial operations or condition of Guarantor.

(g)                                  Payment of Taxes and Employee Benefits.  Guarantor has filed all federal, state, and local tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received by Guarantor and has made all required payments to employee benefit plans.

(h)                                 Disclosure.  Neither this Guaranty nor any other document, financial statement, credit information, certificate, or statement required herein or otherwise furnished to Lender by Guarantor in connection with the Loan or this Guaranty contains any untrue, incorrect, or misleading statement of material fact.  All representations and warranties made herein or any certificate or other document delivered to Lender by or on behalf of Guarantor pursuant to or in connection with this Guaranty shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the delivery of this Guaranty.

(i)                                     ERISA.  Guarantor is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

3.                                      Affirmative Covenants of the Guarantor.  Guarantor covenants and agrees that so long as the Loan Obligations are outstanding, Guarantor shall comply with each of the following affirmative covenants:

(a)                                 Payment of Loan/Performance of Loan Obligations.  Duly and punctually pay or cause to be paid the principal and interest of the Note in accordance with its terms and duly and punctually pay or cause to be paid or performed all other Loan Obligations.

(b)                                 Payment of Taxes.  Pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Guarantor, including, without limitation, all current tax liabilities of all kinds, all required withholdings of income taxes of employees and all required old age and unemployment contributions.

(c)                                  Reporting Requirements.  From time to time upon request, furnish to Lender such information regarding the business affairs, finances, and conditions of the Guarantor and its properties in such detail as the Lender reasonably may request, including tax returns;  without limiting the foregoing, Guarantor will furnish to Lender financial statements as and when required by the Loan Agreement.  All financial statements shall be provided in the form and at the times set forth in the Loan Agreement.

(d)                                 Payment of Indebtedness.  Pay or cause to be paid duly and punctually all principal and interest of any material Indebtedness of the Guarantor to its creditors, and comply with and perform all conditions, terms, and obligations of the notes or other instruments evidencing such indebtedness and any mortgages, deeds of trust, security agreements, and other instruments evidencing or securing such indebtedness.  Without limiting anything herein, “material” Indebtedness shall include, without limitation, any Indebtedness which is secured by or becomes subject to any Lien.  Guarantor may contest any Indebtedness in good faith and shall not be in violation of this covenant during the period of any such contest provided that execution against any property of the Guarantor must have been effectively stayed and reserves adequate for payment must have been established.

(e)                                  Notice of Loss.  Notify Lender of any event causing a loss or reduction in value of the Guarantor’s assets which has a material adverse effect on the Guarantor’s net worth.

(f)                                   Maintenance of Existence.  Maintain its corporate existence, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary, maintain qualification and good standing.

4.                                      Negative Covenants of the Guarantor.  Except as permitted by the Loan Agreement, so long as any of the Loan Obligations are outstanding, Guarantor agrees that it shall not, without Lender’s prior written approval:

(a)                                 Change in Business.  Make any material change in the nature of its business as it is being conducted as of the date hereof which would reasonably be expected to materially and adversely affect its ability to perform its obligations pursuant to this Guaranty.

(b)                                 Changes in Accounting.  Change its method of accounting to one inconsistent with the method heretofore used by Guarantor.

(c)                                  Consolidation or Transfer of Substantially all of its Assets.  Enter into any merger, consolidation, or similar transaction with any entity other than Borrowers or any other subsidiary of Borrowers which is a guarantor of the Loan, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) other than to Borrowers or any other subsidiary of Borrowers which is a guarantor of the Loan or unless any such disposition is of property other than the Collateral and is in the ordinary course of business for a full and fair consideration and does not violate any covenant of the Loan Agreement.

(d)                                 ERISA Funding and Termination.  Permit the funding requirements of ERISA with respect to any employee plan of Guarantor to be less than the minimum required by ERISA at any time, or any employee plan of Guarantor to be subject to involuntary termination proceedings at any time.

(e)                                  Transfer of Ownership Interests.  Permit any transfer of the ownership interests or stock of Guarantor or change in management of Guarantor that would violate any covenant of the Loan Agreement.

5.                                      Events of Default.  Guarantor’s violation of any covenant set forth in Section 4 hereof, or Guarantor’s failure to properly and timely perform or observe any covenant or condition set forth in this Guaranty (other than those in Section 4) which is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, which is not cured within thirty (30) days of Lender’s notice to Guarantor of such default (provided such cure period shall be extended an additional sixty (60) days if Guarantor commences a cure within such initial thirty (30) days, provides evidence thereof to Lender and diligently pursues a cure), or the falsity in any material respect of any representation or warranty herein or in any financial statement, certificate, or other information heretofore or hereafter provided by Guarantor to Lender, shall constitute an “Event of Default” hereunder and under each of the Loan Documents.  The foregoing provision or any other provision requiring or providing for notice or demand from Lender is deemed eliminated if Lender is prevented from giving such notice or demand by bankruptcy or other applicable law, and the Event of Default shall occur upon the occurrence of such event or condition if not cured within any applicable period measured from the occurrence of such event or condition rather than from notice or demand.

6.                                      Waiver and Subordination. Guarantor expressly waives any right to payment arising by virtue of any subrogation or indemnification upon payment by Guarantor of amounts due from Borrowers to Lender, and Guarantor expressly subordinates any other rights to payment of indebtedness owing from Borrowers to Guarantor, whether now existing or hereafter arising, to the prior right of Lender to receive or require payment in full of the Loan Obligations, until such time as the Loan Obligations are fully paid (including interest accruing on the Note after any petition under the Bankruptcy Code, which post-petition interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom, or ruling in proceedings under the Bankruptcy Code generally) and such payments are final and not subject to refund or rescission under bankruptcy or other applicable law.  Furthermore, so long as an Event of Default exists under the Loan Documents, Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrowers to the Guarantor or any security for such indebtedness until such time as the Loan Obligations are fully paid.  If Guarantor should receive any such payment, satisfaction or security for any indebtedness of Borrowers to the Guarantor, the Guarantor agrees to deliver the same promptly to Lender in the form received, endorsed, or assigned as may be appropriate for application on account of, or as security for, the Loan Obligations and until so delivered, agrees to hold the same in trust for Lender.

7.                                      Successors and Assigns.  This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns.

8.                                      Transfer of Rights under the Guaranty and the Loan Documents.

(a)                                 Transfer by Lender.  Subject to any limitations set forth in the Loan Agreement, Lender may, at any time, sell, transfer or assign any of the Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”) to any affiliate of Lender or to the Small Business Administration. Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any credit rating agency rating such Securities (the foregoing entities hereinafter collectively referred to as the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to Guarantor, whether furnished by Borrowers, Guarantor or otherwise, as Lender determines necessary or desirable.  Guarantor agrees, upon request of Lender, to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section 8(a) provided there is no material financial or other burden to Guarantor of doing so and provided such cooperation does not require an amendment to this Guaranty which would in any manner increase the obligations of Guarantor hereunder.  Guarantor shall also furnish and Guarantor hereby consents, subject to Lender’s obligations hereunder, to Lender furnishing to such Investors or such prospective

Investors any and all information concerning the financial condition of Guarantor as provided for in this Section 8(a) in connection with any sale, transfer or participation interest.  Notwithstanding the foregoing, in the event that Lender delivers any such information to a prospective Investor, Lender will notify Guarantor to such effect.

(b)                                 Transfer by Guarantor.  Without the prior written consent of Lender, which may be withheld in Lender’s sole discretion, Guarantor may not, at any time, sell, transfer or assign this Guaranty or any of the other Loan Documents to which Guarantor is a party or any of the Loan Documents to which Guarantor is a party or is otherwise a guarantor, and any or all rights or obligations with respect thereto.

9.                                      Severability.  In the event that any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Guaranty shall be construed as not containing such provision, and the invalidity of such provision shall not affect other provisions hereof which are otherwise lawful and valid and shall remain in full force and effect.

10.                               Notices.  Any notice or other communication required or permitted to be given pursuant to this Guaranty or by applicable law shall be in writing and shall be deemed received (a) on the date delivered if delivered in person to the person or department specified below, (b) three (3) days after the date deposited in the U.S. Mail, certified or registered, with return receipt requested, or (c) one (1) day following the date deposited with Federal Express or other national overnight carrier, and, in each case, shall be addressed as follows: If to Borrowers:

If to Guarantor:

AdCare Health Systems, Inc.

Two Buckhead Plaza

3050 Peachtree Road NW, Suite 355

Atlanta, Georgia 30305

with a copy to:

Ellen W. Smith, Esq.

Holt Ney Zatcoff & Wasserman, LLP

100 Galleria Parkway, Suite 1800

Atlanta, Georgia 30339

Fax: (770) 956-1490

If to Lender:

Eric Smith

Contemporary Healthcare Capital, LLC

1040 Broad Street

Suite 103

Shrewsbury, New Jersey 07702

with a copy to:

Law Offices of Thomas K. Slattery, P.L.L.C.

1250 24th Street NW, Suite 300

Washington, DC 20037

Any party may change its address to another single address by notice given as herein provided, except that any change of address must be actually received in order to be effective.

11.                               Waivers.  The failure by the Lender at any time or times hereafter to require strict performance by Guarantor of any of the provisions, warranties, terms, and conditions contained herein or in any other agreement, document, or instrument now or hereafter executed by Guarantor and delivered to the Lender shall not waive, affect, or diminish any right of the Lender hereafter to demand strict compliance or performance therewith and with respect to any other provisions, warranties, terms, and conditions contained in such agreements, documents, and instruments, and any waiver of any Default or Event of Default shall not waive or affect any other Default or Event of Default, whether prior or subsequent thereto and whether of the same or a different type.  None of the warranties, conditions, provisions, and terms contained in this Guaranty or in any agreement, document, or instrument now or hereafter executed by Guarantor and delivered to the Lender shall be deemed to have been waived by any act or knowledge of the Lender, its agents, officers, or employees, but a waiver, in order to be effective, must be by an instrument in writing, signed by an officer of the Lender, and directed to the Guarantor specifying such waiver.

12.                               Expenses.  Guarantor guarantees payment of all costs and expenses described in the Loan Agreement, and the same shall constitute additional obligations of the Guarantor payable on demand.

13.                               Singular and Plural.  Singular terms shall include the plural forms, and vice versa.

14.                               Entire Agreement. This Guaranty constitutes the entire agreement of Guarantor and Lender with respect to the subject matter hereof and supersedes all prior agreements and understandings both oral and written, between the parties with respect to the subject matter hereof.

15.                               Jurisdiction.  THE VALIDITY, INTERPRETATION, ENFORCEMENT, AND EFFECT OF THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW JERSEY.  THE LENDER’S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN THE STATE OF NEW JERSEY, AND GUARANTOR AGREES THAT THIS GUARANTY SHALL BE HELD BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THIS GUARANTY BY LENDER THEREAT SHALL CONSTITUTE SUFFICIENT

MINIMUM CONTACTS OF GUARANTOR WITH THE STATE OF NEW JERSEY FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH STATE AND THE COUNTY OF LENDER’S RESIDENCE.  THE GUARANTOR CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT EXCLUSIVELY IN SUCH COURTS AND ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING.

16.                               Jury Trial Waiver.  EACH OF GUARANTOR AND LENDER BY ITS ACCEPTANCE OF THIS GUARANTY HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWERS AND GUARANTOR WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS GUARANTY OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS GUARANTY OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.  EACH OF GUARANTOR AND LENDER BY ITS ACCEPTANCE OF THIS GUARANTY AGREES THAT EITHER PARTY MAY FILE A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT OF GUARANTOR AND LENDER IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN AND OF GUARANTOR TO EXECUTE AND DELIVER THIS GUARANTY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN GUARANTOR AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.

ADCARE HEALTH SYSTEMS, INC., an Ohio corporation

		By:	/s/ Christopher F. Brogdon
		Name:	Christopher F. Brogdon
		Title:	Vice Chairman and Chief Acquistions Officer

STATE OF	)
[SEAL]
COUNTY OF	)

I, [Illegible], a Notary Public in and for said County in said State, hereby certify that Chistropher F. Brogdon, whose name as the Vice Chairman and Chief Acquisitions Officer of AdCare Health Systems, Inc., a Georgia corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that being informed of the contents of said instrument, he as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this 17th day of August, 2012.

/s/ [Illegible]
NOTARY PUBLIC

[SEAL]	My Commission Expires:

SIGNATURE PAGE TO CORPORATE GUARANTY - AHS — ADCARE - AR